EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated June 18, 1997, included in Continental Homes Holding Corp.'s Form 10-K for the year ended May 31, 1997.


                                                    /s/ Arthur Anderson LLP



Phoenix, Arizona
April 30, 1998